UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 6, 2007


                        American Soil Technologies, Inc.
             (Exact name of registrant as specified in its chapter)


           Nevada                       000-22855                 95-4780218
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)


       12224 Montague Street
            Pacoima, CA                                             91331
(Address of principal executive offices)                          (Zip Code)


                                 (818) 899-4686
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 27, 2007, American Soil Technologies, Inc. (the "Company") entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the "Agreement") with Richard P. Ruggeri and Judi M. Ruggeri, Trustees of the Richard and Judi Ruggeri Family Trust dated January 27, 1988, Robert Ruggeri and Lisa Ruggeri, and Silver Terrace Nurseries, Inc., a California corporation (collectively "Sellers"), whereby the Company purchased from Sellers the real property commonly know as 450 and 501 North Street, Pescadero, CA (the "Property"), in exchange for $5,400,000 (the "Purchase Price"). The Company deposited $50,000 with the escrow agent, of which $10,000 was released to the Sellers. The $10,000 released to the Sellers is non-refundable. The Company must deposit an additional $100,000 in escrow on December 14, 2007. The remaining $5,250,000 of the Purchase Price is due on December 28, 2007.

The Property has been improved with approximately 700,000 square feet of greenhouses and the Company will continue to operate the Property as a nursery.

There is no other material relationship between the Company or its affiliates and any of the parties, other than with respect to the Agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 6, 2007                AMERICAN SOIL TECHNOLOGIES, INC.


                                       By: /s/ Carl P. Ranno
                                          -------------------------------------
                                          Carl P. Ranno
                                          Chief Executive Officer and President